UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2026, Singapore Volition Pte. Limited (“Singapore Volition”), a wholly-owned subsidiary of VolitionRx Limited (the “Company”), and Mr. Cameron Reynolds, Chief Executive Officer and President of the Company, entered into a variation letter (the “Amendment”) to the existing employment agreement between Singapore Volition and Mr. Reynolds dated March 13, 2023 (the “Reynolds Employment Agreement”), pursuant to which Mr. Reynolds agreed to a further temporary reduction in his annual base salary as part of the Company’s overall cost reduction measures.

Effective February 1, 2026, Mr. Reynolds had previously agreed to a 25% reduction in his annual base salary from $473,941 to $355,456 for the period from February 1, 2026 to January 31, 2027, in exchange for a grant of an aggregate of 24,300 restricted stock units earned in equal monthly installments over such 12-month period with full vesting assuming continuous service on February 26, 2027.

Pursuant to the terms of the Amendment, effective November 1, 2026, Mr. Reynolds elected to take a further temporary reduction in his annual base salary from $355,456 to $236,970.50 without additional equity compensation for such reduction.

The temporary salary reduction reflected in the Amendment will remain in effect until such date as the compensation committee of the Company (the “Compensation Committee”) determines, in its sole discretion, that Mr. Reynolds’ contractual annual base salary should be reinstated, in whole or in part. The Compensation Committee may make such a determination following the signing of a significant licensing agreement or another commercial outcome that, in the opinion of the Compensation Committee, secures the Company’s financial stability. Any reinstatement, whether in whole or in part, will take effect from the date specified by the Compensation Committee and will not apply retrospectively.

Notwithstanding the temporary salary reduction, any notice pay, payment in lieu of notice, severance, death or disability payment, or other termination-related payment or entitlement under the Reynolds Employment Agreement that is calculated by reference to annual base salary will continue to be calculated by reference to Mr. Reynolds’ full contractual annual base salary of $473,941. The temporary salary reduction will not affect the calculation of the pension allowance payable to Mr. Reynolds under the Reynolds Employment Agreement, which will continue to be calculated by reference to his full contractual annual base salary.

Except for the temporary salary reduction described above, the terms of Reynolds Employment Agreement remain unchanged and in full force and effect.

The foregoing description of the material terms of the Reynolds Employment Agreement, as amended, does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to the full text of the Reynolds Employment Agreement, as amended by the letter agreement dated February 1, 2026 and the letter agreement dated November 10, 2026, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2026.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: November 12, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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